Exhibit 10.34

                                    AGREEMENT


This agreement was made and is effective on the 30th day of September, 1999, between Reconditioned Systems, Inc. (an Arizona corporation, "RSI") and Wayne Collignon.

                                    RECITALS

1. RSI and Mr. Collignon entered into an Employment Agreement and certain amendments thereto.

2.   RSI and Mr. Collignon wish to cancel the Employment Agreement.

                                   AGREEMENTS

1. The Employment Agreement between RSI and Mr. Collignon will be canceled effective immediately upon execution of this agreement and Mr. Collignon will tender a resignation letter to RSI.

2. RSI will pay Mr. Collignon $430,484 as follows: $260,000 on November 10, 1999, $90,000 on January 3, 2000, and $80,484 via relief of a note and interest owed RSI by Mr. Collignon.

3. Mr. Collignon will give back to RSI 50,000 shares of RSI Common Stock and 100,000 options to purchase RSI Common Stock at $1.00 per share.

4. By executing this agreement, Mr. Collignon agrees that RSI's purchase of his stock and stock options represents fair value and that he is not entitled to any additional amount if the price of RSI's Common Stock goes up in the future.

5. RSI will publicly announce Mr. Collignon's resignation within one week of the execution of this agreement and receipt of Mr. Collignon's resignation letter.

6. Mr. Collignon has the option to remain with RSI on a consulting basis through January 3, 2000 for which he will be paid $3,846.15 bi-weekly. If Mr. Collignon elects to leave prior to January 3, 2000, the bi-weekly consulting fees will discontinue.

7. On December 31, 1999 Mr. Collignon will receive his standard bonus which is equal to 5% of the pre-tax profits earned by RSI from July 1, 1999 to September 30, 1999. This will be Mr. Collignon's final bonus.

8. Mr. Collignon will be free to compete with RSI on the earlier of January 4, 2000 or the day on which he elects to discontinue his consulting services.

9. Mr. Collignon will indemnify RSI for any expenses it incurs on claims brought before January 3, 2000 as a direct result of any improper actions by him while he was an employee of RSI.

10.  The  validity,   interpretation,   construction  and  performance  of  this
Agreement shall be governed by the laws of the State of Arizona without regard to its conflicts of law principles.


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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of
November 5, 1999.

                                           /s/ Wayne R. Collignon
                                           -------------------------------------
                                           Wayne R. Collignon


                                           /s/ Dirk D. Anderson
                                           -------------------------------------
                                           Dirk D. Anderson, Secretary/Treasurer